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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 9, 2000

                Date of Report (date of earliest event reported)

                                 INTRAWARE, INC.
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               (Exact name of Registrant as specified in charter)

            DELAWARE                     000-25249                68-0389976
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)

                                  25 ORINDA WAY
                            ORINDA, CALIFORNIA 94563
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (925) 253-4500

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 9, 2000, Intraware, Inc., Steelers Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Intraware, Janus Technologies, Inc., a Pennsylvania corporation and some Janus shareholders named therein entered into an Agreement and Plan of Reorganization. On July 12, 2000, Steelers Acquisition Corp. merged with Janus and Janus became a wholly-owned subsidiary of Intraware. Intraware issued approximately 1,400,000 shares of Common Stock to acquire Janus and expects to account for the transaction using the purchase method of accounting.

     Janus provides software products and services that enable organizations to manage information technology and content assets. The number of shares of Intraware Common Stock issued to acquire Janus was determined by arms-length negotiations between representatives of Intraware and Janus.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization dated June 9, 2000, as amended, by and among Intraware, Inc., Steelers Acquisition Corp., Janus Technologies, Inc. and the Shareholders named therein.

          10.1 Registration Rights and Lock-up Agreement, dated June 9, 2000, by and among Intraware, Inc. and the Shareholders of Janus Technologies, Inc.





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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2000                    INTRAWARE, INC.

                                        /s/  MARK P. LONG
                                        ----------------------------------------
                                        Mark P. Long
                                        Executive Vice President




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                                  EXHIBIT INDEX

Exhibit Number                    Exhibit Title
--------------                    -------------

     2.1 Agreement and Plan of Reorganization dated June 9, 2000, as amended, by and among Intraware, Inc., Steelers Acquisition Corp., Janus Technologies, Inc. and the Shareholders named therein.

    10.1 Registration Rights and Lock-up Agreement, dated June 9, 2000, by and among Intraware, Inc. and the Shareholders of Janus Technologies, Inc.